

Celebrating 25 years of successful, lasting relationships

OAK VALLEY
BANCORP

Forward-Looking Statement

Oak Valley Bancorp

- This presentation includes forward-looking statements about the corporation for which the corporation claims the protection of safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

- Forward-looking statements are based on management's knowledge and belief as of today and include information concerning the corporation's possible or assumed future financial condition, and its results of operations and business. Forward-looking statements are subject to risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include fluctuations in interest rates, government policies and regulations (including monetary and fiscal policies), legislation, economic conditions, including increased energy costs in California, credit quality of borrowers, operational factors and competition in the geographic and business areas in which the company conducts its operations. All forward-looking statements included in this press release are based on information available at the time of the release, and the Company assumes no obligation to update any forward-looking statement.

Company Overview

Oak Valley Bancorp

Company Name:	Oak Valley Bancorp, est. 2008 Headquartered in Oakdale, CA
Subsidiaries:	- Oak Valley Community Bank, **est. 1991** - Eastern Sierra Community Bank, Division of OVCB, est. 2000
Ownership:	Public; Listed on NASDAQ under the ticker "**OVLY**"
Assets:	$897 million
Employees:	167
Number of Locations:	16


OAK VALLEY
BANCORP
NASDAQ: OVLY
www.ovcb.com
Nasdaq
Sprint

OAK VALLEY

BANCORP

CELEBRATING 25 YEARS TOGETHER

Branch Footprint

Oak Valley Bancorp


Sacramento
Bridgeport
Sonora
Stockton
Escalon
Manteca
Oakdale
395
580
Tracy
Ripon
Modesto
Mammoth
Lakes
Patterson
Turlock
Bishop
99
5
Fresno

1. Oakdale
2. Sonora - East
3. Modesto - 12th & I
4. Bridgeport
5. Mammoth Lakes
6. Bishop
7. Modesto - Dale
8. Turlock
9. Stockton
10. Patterson
11. Ripon
12. Escalon
13. Modesto - McHenry
14. Manteca
15. Tracy
16. Sonora - Downtown

Assets

(in millions)


900
800
700
600
500
400
300
200
100
0
12
23
30
35
41
56
85
103
118
134
158
193
241
313
382
455
455
508
525
552
612
661
672
750
897
91 92 93 94 95 96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15
Oakdale
Sonora
Modesto
Bridgeport
Mammoth Lakes
Bishop, Dale Rd
Turlock, Patterson, Ripon, LPO
12th & I, Escalon
Stockton
Modesto-McHenry, Manteca
Tracy
Sonora-DT
'91 '92 '93 '94 '95 '96 '97 '98 '99 '00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16

Oak Valley Bancorp

Net Income to Common Shareholders

(in thousands)

Oak Valley Bancorp



8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
-
(1,000)
(373)
(255)
250
439
574
601
734
1,194
1,372
1,538
1,659
1,797
2,318
3,251
3,935
3,831
3,960
2,098
1,158
3,786
4,700
5,329
5,818
7,122
4,908
91 92 93 94 95 96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15

Highlights

Oak Valley Bancorp

CELEBRATING 25 YEARS TOGETHER

Balance Sheet Growth
(year over year)

(millions)	Organic	MLB Acquistion	Total	%
Assets	$68	$79	$147	19.6%
Loans	$41	$43	$84	18.8%
Deposits	$74	$71	$145	21.6%

Strategic Direction

- Relationship Banking
- Continuous Improvement
- Strong Risk Management
- Strategic Opportunity


Service
Community
Results
Process Improvement

Historic Stock Price Summary


18.00
16.00
14.00
12.00
10.00
8.00
6.00
4.00
2.00
-

	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015
Stock Price	3.55	3.32	4.15	7.00	14.89	15.67	13.03	8.25	6.00	4.41	5.90	6.75	7.45	8.37	10.16	10.40
Book Value	2.52	2.63	2.92	3.18	4.10	4.44	4.84	5.57	5.83	6.13	6.64	7.37	7.99	8.14	9.29	9.69
Book Multiple	1.41	1.26	1.42	2.20	3.63	3.53	2.69	1.48	1.03	0.72	0.89	0.92	0.93	1.03	1.09	1.07
Peer Multiple	1.36	1.56	1.84	2.23	2.50	2.66	2.80	2.06	1.01	0.70	0.89	0.79	0.99	1.15	1.20	1.25


Thank You!

OAK VALLEY

BANCORP